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                               EXHIBIT 4.1

                     AMENDED ARTICLES OF INFORPORATION
                                   FOR
                            SOLV-EX CORPORATION



       The undersigned, in order to form a Corporation for the purposes hereinafter stated, under the Laws of the State of New Mexico, does hereby certify as follows:

                                ARTICLE I

       The name of the Corporation is as follows:

                             SOLV-EX CORPORATION

                                ARTICLE II

       The nature of the business and objects and purposes proposed to be transacted and carried on by the business are as follows:

       1. To engage in the extraction of organic and inorganic substances, including but not limited to, minerals and hydrocarbons, using solvent extraction techniques which will involve research, development, design, construction and operation of plants on properties which belong to the Company and any other suitable properties.

       2.  To engage in any lawful business purpose whatsoever.

                               ARTICLE III

       The location of the registered office of the Corporation in the State of New Mexico is 4301 Altura, N.E., Albuquerque, New Mexico, 87110, and
John S. Rendall at said address is hereby designated as the Registered
Agent upon whom process against the Corporation may be served.

                               ARTICLE IV

       1. The amount of total authorized capital stock of this Corporation shall be $200,000.00, divided into 20,000,000 shares of common stock of par value of ONE CENT ($.01) each.

       2. The Corporation shall not commence business until consideration of the value of at least $1,000.00 has been received for the issuance of shares.

       3. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the

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Company, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as t value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable.

                                  ARTICLE V

       This Corporation shall be managed by a Board of Directors which shall consist in number of one (1) or such other number as may be designated from time to time by the By-Laws of Company. The name and address of the person who is to serve as Director until the First Annual Meeting of Shareholders or until his successor is elected and qualified is:

                      JOHN S. RENDALL
                      4301 Altura, NE
                      Albuquerque, New Mexico 87110

       It shall be necessary for a Director to be a stock holder of this Corporation.

                               ARTICLE VI

       The terms of existence of this Corporation shall be perpetual.

                               ARTICLE VII

       The name and post office address of the Incorporator is: John S. Rendall, 4301 Altura, NE, Albuquerque, New Mexico, 87110.

                              ARTICLE VIII

       Preemptive rights shall not be allowed to the holders of the capital stock of this Corporation.

                               ARTICLE IX

       Cumulative voting shall not be allowed.

       IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of July, 1980.



---------------------------------
JOHN S. RENDALL


STATE OF NEW MEXICO    )
                       )  SS.
COUNTY OF BERNALILLO   )

       The foregoing instrument was acknowledged before me this 1st day of July, 1980.


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------------------------------
NOTARY PUBLIC

MY COMMISSION EXPIRES;
October 8, 1983

                           ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                            SOLV-EX CORPORATION
                                (1063189)

       Pursuant to the provisions of Section 53-13-4, NMSA 1978, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The corporate name of the corporation is Solv-Ex Corporation.

SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on October 7, 1993 in the manner prescribed by the New Mexico Business Corporation Act:

Paragraph 1 of Article IV of the Articles of Incorporation was amended to read as follows:

       "1. The amount of total authorized capital stock of the Corporation shall be $300,000.00, divided into 30,000,000 shares of Common Stock of par value of ONE CENT ($.01) each."

THIRD: The number of shares of Common Stock of the corporation outstanding at the time of such adoption was 18,491,651, all of which were entitled to vote thereon.

FOURTH: The Corporation has no other class of capital stock outstanding or which was entitled to vote thereon.

FIFTH: The number of shares of Common Stock voting for such amendment was 13,938,151 and the number of shares voting against such amendment was 1,950,883.

Dated: December 3, 1993

                                    SOLV-EX CORPORATION


                                    /s/ John S. Rendall
                                    -----------------------------
                                    John S. Rendall
                                    Chairman and Chief Executive Officer

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                                    /s/ Herbert M. Campbell II
                                    -----------------------------
                                    Herbert M. Campbell II
                                    Vice President and Secretary

Under penalty of perjury, the undersigned declares that the foregoing document executed by the corporation and that the statements contained therein are true and correct to the best of my knowledge.


                                    /s/ Herbert M. Campbell II
                                    -----------------------------
                                    Herbert M. Campbell II


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